Morgan Stanley Total Return Trust
                     Item 77(o) 10f-3 Transactions
                   July 1, 2001 - December 31, 2001


Security Date of    Price    Shares  %of     Total         Purcha   Broker
         Purchase   Of       Purcha  Assets  Issued        sed
                    Shares   sed                           By
                                                           Fund
Accentur 06/18/01   $14.50   65,100  0.1416  $1,667,500,0  0.0566   Goldman
e Ltd.                               %       00            %        Sachs